Law Offices of Stephanie A. Djinis
                         1749 Old Meadow Road, Suite 310
                             McLean, Virginia 22102


                                                  April 27, 2001



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

                      Re: Midas U.S. and Overseas Fund Ltd.
                      -------------------------------------
                       SEC File Nos. 33-6898 and 811-4741

Dear Sir or Madam:

     As counsel for this Company, we have reviewed Post-Effective Amendment No. 27 to the registration statement of Midas U.S. and Overseas Fund Ltd., and pursuant to Rule 485(b)(4), represent that the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

     In our review of the Post-Effective Amendment, we have assumed the conformity to the originals of all documents submitted to us as copies.

     If you have any questions, please contact me at (703) 873-0885.

                                         Sincerely,

                                         /s/ Stephanie A. Djinis, Esq.
                                         ------------------------------
                                         Stephanie A. Djinis, Esq.